UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2019

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Trinity Industries, Inc. (the "Company") is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed February 22, 2019, solely for the purposes of including additional information regarding Melendy E. Lovett’s compensation. This Amendment No. 1 does not otherwise revise the February 22, 2019, Form 8-K in any way.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the February 22, 2019 Form 8-K, the Company reported the appointment of Melendy E. Lovett as Senior Vice President and Chief Financial Officer of the Company. On March 19, 2019, the Human Resources Committee of the Company’s Board of Directors approved the following compensation for Ms. Lovett in connection with her previously announced appointment: (i) base salary of $500,000, (ii) target annual incentive compensation of $400,000, and (iii) target long-term incentive compensation of $800,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 22, 2019	By:	/s/ Jared S. Richardson
Name: Jared S. Richardson
Title: Vice President and Secretary